Exhibit 99.1

2011 (millions)	Quarter ended				Year-to-date period ended
	April 2, 2011	July 2, 2011	October 1, 2011	December 31, 2011	July 2, 2011	October 1, 2011	December 31, 2011
Net Sales
U.S. Morning Foods & Kashi	$958	$927	$897	$829	$1,885	$2,782	$3,611
U.S. Snacks	725	729	727	702	1,454	2,181	2,883
U.S. Specialty	323	232	234	219	555	789	1,008
North America Other	358	343	359	311	701	1,060	1,371

North America Total	2,364	2,231	2,217	2,061	4,595	6,812	8,873
Europe	621	634	585	494	1,255	1,840	2,334
Latin America	261	281	274	233	542	816	1,049
Asia Pacific	239	240	236	227	479	715	942

Consolidated	$3,485	$3,386	$3,312	$3,015	$6,871	$10,183	$13,198

Operating Profit
U.S. Morning Foods & Kashi	$181	$176	$134	$134	$357	$491	$625
U.S. Snacks	124	111	94	114	235	329	443
U.S. Specialty	65	56	64	47	121	185	232
North America Other	70	63	65	55	133	198	253

North America Total	440	406	357	350	846	1,203	1,553
Europe	101	102	84	51	203	287	338
Latin America	48	61	43	24	109	152	176
Asia Pacific	31	25	23	27	56	79	106

Total Reportable Segments	620	594	507	452	1,214	1,721	2,173
Corporate	(48)	(51)	(43)	(55)	(99)	(142)	(197)

Consolidated	$572	$543	$464	$397	$1,115	$1,579	$1,976